EXHIBIT 99.2

                 FOR:                        Consolidated Graphics, Inc.
                 APPROVED BY:                Ronald E. Hale, Jr.
                                             Vice President
                                             (713) 529-4200
                 CONTACT:                    Betsy Brod/Jeff Majtyka
                                             Media: Stan Froelich
                                             Morgen-Walke Associates, Inc.
                                             (212) 850-5600

FOR IMMEDIATE RELEASE

                 CONSOLIDATED GRAPHICS ANNOUNCES COMPLETION OF
                           MOBILITY, INC. ACQUISITION

HOUSTON, TEXAS -- NOVEMBER 4, 1996 -- CONSOLIDATED GRAPHICS, INC.
(NASDAQ/NM:COGI) today announced that it has completed its previously announced acquisition of Mobility, Inc., of Richmond, Virginia. Terms of the transaction were not disclosed.

     The completion of the Mobility transaction gives Consolidated Graphics 16 printing companies in 12 markets and brings the Company's annualized run-rate revenues to $140 million.

     The transaction represents Consolidated Graphics' first entry into the Mid-Atlantic market region. Mobility, which has served the Richmond area since 1969, is the leading commercial printer in the Richmond area. As with all of Consolidated Graphics' acquisitions, Mobility will continue to be locally operated under its existing management team, led by Steve Hutchins, the company's founder and president.

     Consolidated Graphics, Inc. is one of the fastest growing printing companies in the United States. It is a consolidator in a fragmented industry that adds value to its acquisitions by providing the financial and operational strengths, management support and technological advantages associated with a larger organization.